                                                                     EXHIBIT 2.2



                                FIRST AMENDMENT
                                      TO
                    PARTNERSHIP INTEREST PURCHASE AGREEMENT



         This First Amendment to Partnership Interest Purchase Agreement (this "First Amendment"), dated and effective as of October ___, 1996, constitutes the
 ---------------
first amendment to that certain Partnership Interest Purchase Agreement (the "Agreement"), dated as of May 3, 1996, by and among Avery Communications, Inc.,
 ---------
a Delaware corporation ("ACI"), Avery Acquisition Sub, Inc., a Texas corporation
                         ---
("Merger  Sub"),  HOLD  Billing  Services,  Ltd.  a  Texas  limited  partnership
  -----------
("Billing"  or the  "Partnership"),  HOLD  Billing &  Collection,  L.C., a Texas
  -------            -----------
limited  liability  company and the General  Partner (the "General  Partner") of
                                                           ----------------
Billing, Joseph W. Webb ("Webb"), James A. Young ("Young"),  Edward L. Dunn ("E.
                                                   -----                      --
Dunn"),  Philip S. Dunn ("P. Dunn," and,  collectively  with Webb,  Young and E.
----                      -------
Dunn, the "Selling Partners," or individually,  a "Selling Partner"),  Harold D.
           ----------------                        ---------------
Box ("Box"), David W. Mechler, Jr. ("Mechler," and collectively with the General
      ---                            -------
Partner, Webb, Young, E. Dunn, P. Dunn and Box, the "Partners," or individually,
                                                     --------
a "Partner").
   -------


                                   ARTICLE 1

                         DEFINITIONS AND CONSTRUCTION



         SECTION 1.1 DEFINITIONS OF CERTAIN TERMS. Except as otherwise expressly provided or unless the context otherwise requires, the all terms defined in the Agreement, whenever used in this First Amendment, shall have the respective meanings assigned to them in the Agreement for all purposes of this First Amendment, and include the plural as well as the singular.

         SECTION 1.2 RULES OF CONSTRUCTION. The rules of construction set forth in Section 7.2 of the Agreement are incorporated by reference herein to the same extent and as fully as if set forth in their entirety in this First Amendment.


                                   ARTICLE 2

                            AMENDMENTS TO AGREEMENT



         SECTION 2.1 AMENDMENT OF SECTION 1.2. Section 1.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

                  SECTION 1.2 PURCHASE  PRICE.  In  consideration  for the sale, assignment, transfer and conveyance by the Selling Partners of the Selling Partners' Partnership Interests to Merger Sub as herein provided, Merger Sub shall deliver, or cause to be delivered, to the Selling Partners, pro rata in accordance with their respective Partnership Interests, at the Closing (as hereinafter defined) the following:

                           (i)  certified  or  bank  cashiers'   checks  in  the
                  aggregate amount of $700,000.00;

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                           (ii) promissory notes (collectively, the "Notes"), in
                                                                     -----
                  the  form  attached  hereto  as  Annex  I,  in  the  aggregate
                  principal  amount  of  $635,000.00,   which  Notes  will  bear
                  interest at the rate of 10% per annum from and after the Closing Date until maturity, and which Notes will provide that the principal and all interest accrued thereon will be due and payable in full in one installment of principal and all accrued interest on the date which is six months following the Closing Date; and

                           (iii) 250,000 shares (collectively, the "ACI Shares")
                                                                    ----------
                  of the Common Stock, par value $0.01 per share (the "ACI Common Stock"), of ACI.
                  ------------

         In addition, Merger Sub shall deliver, or cause to be delivered, to Bank One, Texas, N.A., as escrow agent (the "Escrow Agent"), an additional
                                                -------------
200,000  shares  (collectively,  the "Escrow  Shares") of ACI Common Stock to be
                                      --------------
held in escrow (the "Escrow") pursuant to the terms of the Escrow Agreement (the
                     ------
"Escrow  Agreement") in the form attached  hereto as Annex II. The Escrow Shares
 -----------------
will be released to the Selling Partners, pro rata in accordance with their respective Partnership Interests, on April 30, 1998, 1999, and 2000 (each a "Release Date"), in accordance with the provisions hereinafter set forth. For
 -------------
the purpose of determining the number of Escrow Shares to be released on any Release Date, the following definitions shall apply: the term "AFTER-TAX
                                                                       ---------
EARNINGS"  shall be deemed to mean the product  obtained by multiplying  (i) the
--------
result obtained by subtracting (A) the lesser of (1) the sum of clause (B)(2) plus clause (B)(3), or (2) $250,000, from (B) the sum of (1) the Partnership's
----                                   ----
audited pre-tax earnings (as determined by ACI's Auditors, whose determination shall be final and binding on the parties) for any applicable year, plus (2) any
                                                                    ----
amortization of goodwill  included in such earnings,  plus (3) any allocation of
                                                      ----
ACI's corporate overhead or similar corporate charges of ACI included in such earnings, by (ii) .60; the term "MULTIPLE OF EARNINGS VALUE" shall mean, for any
          --                     --------------------------
applicable period, the product obtained by multiplying (i) 15 by (ii) the Partnership's AFTER-TAX EARNINGS for the applicable year; the term "BASE VALUE"
                                                                     ----------
shall mean (i) for the year ending December 31, 1997 - $3,861,000; (ii) for the year ending December 31, 1998 - the greater of (A) the MULTIPLE OF EARNINGS VALUE for the year ending December 31, 1997, or (B) $3,861,000; and (iii) for the year ending December 31, 1999 - the greater of (A) the MULTIPLE OF EARNINGS VALUE for the year ending December 31, 1997, (B) the MULTIPLE OF EARNINGS VALUE for the year ending December 31, 1998, or (C) $3,861,000; and the term "TARGET
                                                                          ------
VALUE" shall mean, for any applicable  year, the result,  if a positive  number,
-----
obtained by subtracting (i) the BASE VALUE for the applicable year from (ii) the
                                                                   ----
MULTIPLE OF EARNINGS VALUE for the applicable year. On the 1998 and 1999 Release Dates up to a maximum of 100,000 Escrow Shares shall be eligible for release from Escrow. If on either the 1998 or 1999 Release Date less than 100,000 Escrow Shares shall be released from Escrow pursuant to the provisions hereof, then, in each such event, a number of Escrow Shares equal to the difference between

                                      -2-
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100,000  Escrow  Shares and the actual  number of Escrow  Shares  released  from
Escrow on each such Release Date pursuant to the provisions hereof shall be eligible for release from Escrow pursuant to the provisions hereof on the 2000 Release Date. On the 2000 Release Date the maximum number Escrow Shares that shall be eligible for release from Escrow pursuant to the provisions hereof shall be the lesser of the sum of the Escrow Shares not released from Escrow pursuant to the provisions hereof on the 1998 and 1999 Release Dates, or 200,000 Escrow Shares. If, in performing the calculations hereinafter set forth for any applicable year, the MULTIPLE OF EARNINGS VALUE shall be less than the BASE VALUE, then no Escrow Shares shall be released from Escrow on the applicable Release Date.

         The actual number of Escrow Shares to be released on any Release Date shall be equal to the lesser of 100,000 Escrow Shares, or the number of Escrow Shares determined by multiplying (i) .54 by (ii) the result obtained by dividing
                                         --
(A) the result obtained by multiplying (1) .08 by (2) the TARGET VALUE for the applicable year by (B) $3.00. By way of illustration, the formula would be
                 --
applied as set forth in the examples on Annex I hereto.

         In the event the Partnership shall cease to be a direct or indirect subsidiary of ACI, whether through the disposition of ACI's ownership of the Partnership, the sale of all or substantially all the assets of the Partnership as a going concern, spinoff, or otherwise, the Selling Partners shall, on the day preceding the effective date of any such transaction, immediately become fully vested in any and all shares of ACI Common Stock still held in escrow at such time for release based upon the audited pre-tax earnings for years not then completed, and all such fully vested shares of ACI Common Stock shall be released from escrow to the Selling Partners on or before the consummation of any such transaction. Any Escrow Shares not released to the Selling Partners pursuant hereto shall be released from Escrow and delivered to ACI on or before the 2000 Release Date.

         SECTION 2.2 AMENDMENT OF SECTION 1.3. Clause (i) of Section 1.3 of the Agreement is hereby amended to change the reference therein to "August 1" to "November 15."

         SECTION 2.3 AMENDMENT OF SECTION 4.2.5. Section 4.2.5 of the Agreement is hereby amended by (i) deleting paragraphs (b) and (c) therefrom in their entirety; (ii) redesignating paragraph (d) thereof as paragraph (b), and deleting the period at the end of such paragraph and replacing such period with "; and"; and (iii) adding the following paragraphs thereto:


                  (c) an amendment to the Option Agreement, in form, scope and substance satisfactory to ACI in its sole and absolute discretion, pursuant to which ACI may exercise the option provided therein contemporaneously with the Closing of the transactions contemplated by the Agreement; and

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

                  (d) either a new agreement or agreements between the Partnership and HOLD, or amendments to the Partnership's existing agreement or agreements with HOLD, in each case, are substantially in the same form and containing substantially similar terms as the present agreement, but in form, scope and substance satisfactory to ACI in its sole and absolute discretion, providing that, for a period of no less than four calendar years following the Closing Date, the Partnership will be the exclusive billing agent for HOLD's long distance services (except for those local exchange carriers with which the Partnership does not presently have an agreement to provide such services); provided, however, if, after two years, HOLD shall be disposed of as a going concern, either through the transfer of its outstanding securities or through the sale of all or substantially all its assets, to a single acquiror, then, in such event, the exclusivity provisions of such contract shall automatically terminate.

         SECTION 2.4 AMENDMENT OF SECTION 4.2.8. Section 4.2.8 of the Agreement is hereby amended and restated to read in its entirety as follows:

                  SECTION 4.2.8 OPTION CLOSING. The conditions to the obligations of ACI and Merger Sub under the Option Agreement to consummate the transactions contemplated by the Option Agreement shall have been fulfilled (or waived by ACI and Merger Sub) and, concurrently with the Closing, the transactions contemplated by the Option Agreement shall have been consummated.

         SECTION 2.5 AMENDMENT OF SECTION 4.3. Section 4.3 of the Agreement is hereby amended to delete Section 4.3.3 therefrom in its entirety, and to renumber Section 4.3.4 as Section 4.3.3.

         SECTION 2.6 AMENDMENT OF SECTION 5.1. Section 5.1 of the Agreement is hereby amended to change all references therein to "September 30, 1996" to "November 15, 1996."

         SECTION 2.7 AMENDMENT OF SECTION 6.7. Section 6.7 of the Agreement is hereby amended to change the reference therein to "Section 8.3(a)" to "Section 6.1," and the reference therein to "Section 8.3(b)" to "Section 6.2."

         SECTION 2.8 AMENDMENT TO ADD ANNEXES. The Agreement is hereby amended to add the form of the Notes thereto as Annex I, and to add the form of the Escrow Agreement thereto as Annex II.

         SECTION 2.9 AMENDMENT OF SECTION 7.1. Section 7.1 of the Agreement is hereby amended to add the following terms, in each case in its appropriate alphabetical order, to those terms defined therein:

         ACI COMMON STOCK:  as defined in Section 1.2.

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

         ACI SHARES:  as defined in Section 1.2.

         AFTER-TAX EARNINGS:  as defined in Section 1.2.

         BASE VALUE:  as defined in Section 1.2.

         ESCROW:  as defined in Section 1.2.

         ESCROW AGENT:  as defined in Section 1.2.

         ESCROW AGREEMENT:  as defined in Section 1.2.

         ESCROW SHARES:  as defined in Section 1.2.

         MULTIPLE OF EARNINGS VALUE: as defined in Section 1.2.

         NOTES:  as defined in Section 1.2.

         OPTION AGREEMENT: that certain Partnership Interest Option Agreement made as of May 3, 1996, by and among ACI, Merger Sub, Box and Mechler.

         RELEASE DATE: as defined in Section 1.2.

         TARGET VALUE:  as defined in Section 1.2.

         The definition of the term TERMINATION DATE in Section 7.1 of the Agreement is hereby amended to change the cross-reference therein from "SECTION
                                                                         -------
7.1" to "SECTION 5.1."
---      -----------

         Section 7.1 of the Agreement is hereby amended to delete the definition of the term PURCHASE PRICE therefrom in its entirety.


                                    ARTICLE 3

                           AGREEMENT; MISCELLANEOUS



         SECTION 3.1 AGREEMENT RATIFIED AND CONFIRMED. Except as expressly amended by this First Amendment, the Agreement is in full force and effect, no party has notice of any event of default or breach of any representation, warranty or covenant by any other party, and the Agreement, as amended by this First Amendment, is hereby ratified, confirmed and reaffirmed for all purposes and in all respects.

         SECTION 3.2 HEADINGS. The headings contained in this First Amendment are for purposes of convenience only and shall not affect the meaning or interpretation of this First Amendment.

         SECTION 3.3 COUNTERPARTS. This First Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

         SECTION 3.4 GOVERNING LAW, ETC. This First Amendment shall be governed by in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Texas, without giving effect to the conflict of laws rules thereof.

         SECTION 3.5 AMENDMENT. No amendment or modification of this First Amendment shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment or modifications sought.

         SECTION 3.6 AMENDMENT OF OPTION AGREEMENT. This First Amendment shall not become effective until such time as the Option Agreement shall have been amended in form, scope and substance satisfactory to ACI in its sole and absolute discretion.

         SECTION 3.7 TEXSTAR NOTE. For so long as there is no default under the Agreement or the Texstar Note, Webb, E. Dunn and Young shall remain as guarantors of the Texstar Note, and any renewals or extensions thereof, up to a maximum of $600,000. ACI, Mechler and Box shall cause Webb, E. Dunn and Young to be released from such guaranty on or before 12 months following the Closing Date.


      [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK. THE
            SIGNATURES OF THE PARTIES BEGIN ON THE FOLLOWING PAGE.]

                                SIGNATURE PAGE
                                      TO
                                FIRST AMENDMENT
                                      TO
                    PARTNERSHIP INTEREST PURCHASE AGREEMENT



         IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the date first above written.





                                    AVERY COMMUNICATIONS, INC.



                                    By:________________________________
                                         Patrick J. Haynes, III
                                         Chairman of the Board







                                    AVERY ACQUISITION SUB, INC.



                                    By:________________________________
                                         Patrick J. Haynes, III
                                         Chairman of the Board






                                    HOLD BILLING SERVICES, LTD.


                                    By:  HOLD BILLING & COLLECTION, L.C.



                                         By:___________________________
                                             Harold D. Box
                                             Managing Member



                                         By:___________________________
                                             David W. Mechler, Jr.
                                             Managing Member

                                SIGNATURE PAGE
                                      TO
                                FIRST AMENDMENT
                                      TO
                    PARTNERSHIP INTEREST PURCHASE AGREEMENT





                                    HOLD BILLING & COLLECTION, L.C.



                                    By:________________________________
                                         Harold D. Box
                                         Managing Member



                                    By:________________________________
                                         David W. Mechler, Jr.
                                         Managing Member





                                    SELLING PARTNERS





                                    ___________________________________
                                    Joseph W. Webb





                                    ___________________________________
                                    James A. Young





                                    ___________________________________
                                    Edward L. Dunn





                                    ___________________________________
                                    Philip S. Dunn





                                    PARTNERS





                                    ___________________________________
                                    Harold D. Box





                                    ___________________________________
                                    David W. Mechler, Jr.




                                      S-2